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                INCORPORATED IN THE PROVINCE OF BRITISH COLUMBIA

                                    (IMAGE)

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
NUMBER                     NICHOLAS FINANCIAL, INC.            SHARES

                                       CUSIP 65373J 20 9

THIS CERTIFIES THAT

is the registered holder of

         FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE

in the Capital of the above named Company subject to the Memorandum and Articles of the Company transferable on the books of the Company by the registered holder in person or by Attorney duly authorized in writing upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers at Vancouver, British Columbia.

                                          DATED

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
/s/ Peter L. Vosotas             COUNTERSIGNED AND REGISTERED
President                        COMPUTERSHARE TRUST COMPANY OF CANADA        VANCOUVER
                                 TRANSFER AGENT AND REGISTRAR

/s/ Ralph Finkenbrink                By SPECIMEN
                                    -----------------------------------
Secretary                                   Authorized Officer

   The Shares represented by this certificate are transferable at the offices of Computershare Trust Company of Canada, Vancouver, B.C.